UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2021 (May 13, 2021)

Repare Therapeutics Inc.

(Exact Name of Registrant as Specified in Its Charter)

Québec	001-39335	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7210 Frederick-Banting, Suite 100 St-Laurent, Québec, Canada		H4S 2A1
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (857) 412-7018

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common shares, no par value	RPTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 13, 2021, Repare Therapeutics Inc., a corporation governed by the Business Corporations Act (Québec) (the “Company”) held its Annual Meeting of Shareholders (“Annual Meeting”). At the Annual Meeting, the Company’s shareholders voted on the two proposals set forth below. A more detailed description of each proposal is set forth in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 1, 2021.

Proposal 1 – Election of Directors

Jerel Davis, Ph.D., Todd Foley and Ann D. Rhoads were each elected to serve as a Class I director of the Company’s Board of Directors until the 2024 Annual Meeting of Shareholders and until his or her successor is duly elected or until his or her earlier resignation or removal, by the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Jerel Davis, Ph.D.	29,759,115	3,122,873	1,364,632
Todd Foley	29,731,331	3,150,657	1,364,632
Ann D. Rhoads	32,845,796	36,192	1,364,632

Proposal 2 – Appointment of Independent Registered Public Accounting Firm

The shareholders approved the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021, by the following votes:

Votes For	Votes Against	Votes Withheld
34,244,251	2,289	80

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPARE THERAPEUTICS INC.

By:	/s/ Lloyd M. Segal
Lloyd M. Segal President and Chief Executive Officer

Dated: May 14, 2021